                                                                Exhibit 99(c)(7)

[GOLDMAN SACHS LOGO]


[AMC LOGO]

DISCUSSION MATERIALS FOR THE BOARD OF DIRECTORS


GOLDMAN, SACHS & CO.
25-MAY-2004

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TABLE OF CONTENTS

I.    SITUATION OVERVIEW

II.   OVERVIEW OF ALTERNATIVES

III.  FINANCIAL REVIEW OF ALTERNATIVES

APPENDIX A:  SUPPLEMENTAL INFORMATION

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I.  SITUATION OVERVIEW

                                                                               3
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UPDATE ON LOEWS PROCESS

- Citigroup and CSFB have been running a two step auction process on behalf of Loews since mid-March

   - Preliminary bid letters were due on Tuesday, April 13

   - It is our understanding that final bid letters are due on Thursday, May 27

   - As anticipated, there has been strong private equity interest in the Loews business

- AMC evaluated the merits of making a bid for Loews and decided not to bid in the process

   - It was clear from discussions with Loews' legal and financial advisors that the shareholders highly valued transaction timing and certainty in addition to value

   - The likely issues with respect to timing and certainty of closing an AMC-Loews transaction made an AMC bid unlikely to be successful

- In response to inbound inquiries from private equity investors interested in the Loews process, the Company took meetings with some of them to discuss industry trends and AMC's business

                                                                               4
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RECENT DEVELOPMENTS

- Through these meetings with private equity investors, the Company learned that there is interest for a transaction with AMC separately from the Loews process. In addition, Goldman Sachs has been approached by Spectrum Equity Partners regarding AMC

- JPMorgan Partners has expressed interest in acquiring a stake in AMC or the entire Company in one of the following potential transactions:

   - Public recapitalization of AMC in which the private equity investment and additional debt financing would be used to retire a portion of the existing equity

   - Purchase of all of AMC's equity for cash

-  The Company has the following alternatives:

   - Continue to run the Company on a status quo basis

   - Implement a cash and debt financed recapitalization

   - Engage in a cash, debt and equity financed recapitalization, with an investment from a private equity investor

   - Sale of the Company

   - Merge the Company with another industry player

                                                                               5
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MARKET ENVIRONMENT FOR THEATRICAL EXHIBITORS

- Improving fundamentals in the theatre sector have led to a solid market performance of public theatre stocks

   - AMC, Regal, and Carmike all trade at approximately 90% of 52-week highs with AMC up 35% in the last twelve months, Regal up 4%, Carmike up 84%, and the S&P 500 up 18%

   - LTM through March 31 EBITDA multiples for AMC of 6.3x, Carmike of 7.3x, and Regal of 8.0x. CY 2004E EBITDA multiples based on Wall Street research estimates for AMC of 6.3x, Carmike of 7.4x, and Regal of 7.5x

-  Recent strong credit market reception to the theatre sector

   - AMC's 2011 and 2012 bonds trade above par with all bonds trading at around a 9% yield - around the same yield levels as a year ago, but off from yields closer to 8-8.5% at the end of 2003

- Significant financing and strategic activity over the last 6 months among the major players

   - Regal announced a $710mm special dividend and a $350mm note tender in April, following a $715mm special dividend paid in July 2003

   - Carmike $455 million IPO and refinancing of existing debt

   - Cinemark sale to Madison Dearborn for 7.5x LTM EBITDA

   - Loews ongoing sale process

- While the capital markets remain open for exhibitor issuers, the markets have tempered over the last few weeks with AMC's bond yields rising towards 9% levels

   - In the last month, AMC's stock price is off 8%, Regal is off 5%, Carmike is off 2% and the S&P 500 is off 3%

- With this context in mind, this could be an opportune time for AMC to asses its alternatives

                                                                               6
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II. OVERVIEW OF ALTERNATIVES

                                                                               7
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SUMMARY OF ALTERNATIVES

SCENARIO                                               DESCRIPTION                           CONSIDERATIONS
-----------------------------------------------------------------------------------------------------------------
A. STATUS QUO                       - Continue to run business status quo

B. RECAPITALIZATION                 - Add leverage and use excess cash from balance
                                      sheet to fund transaction                        - VALUE

                                    - Pay special dividend or share repurchase to      - FORM OF VALUE
                                      equity holders

                                    - Potential for simplification of capital          - IMPACT ON
                                      structure                                          BUSINESS

C. RECAPITALIZATION WITH PRIVATE    - Add leverage and use excess cash from balance
   EQUITY INVESTMENT                  sheet to fund transaction                        - LEVERAGE /
                                                                                         FINANCIAL
                                    - New private equity investor makes equity           FLEXIBILITY
                                      investment in AMC

                                    - Proceeds to redeem share of Apollo's preferred   - GOVERNANCE
                                      and tender for part of AMC's public shares
                                                                                       - EXECUTABILITY
D. SALE OF COMPANY                  - Sale to private equity investor or sale to
                                      another industry player                          - TIMING

                                    - Existing shareholders receive purchase
                                      consideration

E. MERGER WITH ANOTHER INDUSTRY     - Merger with an industry player
   PLAYER
                                    - Existing shareholders receive purchase
                                      consideration

                                                                               8
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III. FINANCIAL REVIEW OF ALTERNATIVES

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RECAPITALIZATION
SOURCES AND USES AND PRO FORMA CAPITALIZATION FOR 3.75X LEVERAGE

($ IN MILLIONS)

TOTAL SOURCES

NEW 1ST LIEN BANK FACILITIES                                                                             $       0
-------------------------------------------------------------------------------------------------------------------
NEW OPCO SR. SUB. NOTES AT 9.50%                                                                               272
-------------------------------------------------------------------------------------------------------------------
Cash from AMC Balance Sheet                                                                                    355
-------------------------------------------------------------------------------------------------------------------
TOTAL SOURCES                                                                                            $     627
-------------------------------------------------------------------------------------------------------------------

TOTAL USES

Special Dividend                                                                                         $     552
-------------------------------------------------------------------------------------------------------------------
Transaction Expenses (Illustrative)(1)                                                                          75
-------------------------------------------------------------------------------------------------------------------
TOTAL USES                                                                                               $     627
-------------------------------------------------------------------------------------------------------------------

                                                                         PRO FORMA FOR
                                                                        RECAPITALIZATION            DEBT/EBITDA
--------------------------------------------------------------------------------------------------------------------
TOTAL SECURED DEBT                                                              $     61                      0.22 X
--------------------------------------------------------------------------------------------------------------------
Existing Senior Subordinated Notes                                                   686                      2.75 X
--------------------------------------------------------------------------------------------------------------------
NEW OPCO SR. SUB. NOTES AT 9.50%                                                     272                      3.75 X
--------------------------------------------------------------------------------------------------------------------
TOTAL DEBT                                                                      $  1,019                      3.75 X
--------------------------------------------------------------------------------------------------------------------

FULLY DILUTED OWNERSHIP
------------------------------------------------------------------------------------------
AMC PUBLIC OWNERSHIP (INCL. CLASS B)                                                49.5%
APOLLO OWNERSHIP                                                                    50.5%
------------------------------------------------------------------------------------------

LTM EBITDA (at June 30, 2004)(2)                                                $    272
------------------------------------------------------------------------------------------
LTM EBITDA / Interest                                                                2.9 X
------------------------------------------------------------------------------------------


SOURCE: AMC PROJECTIONS PER AMC MANAGEMENT PLAN AS OF MAY 2004.

(1) INCLUDES ADVISORY AND FINANCING FEES AND ASSUMED ILLUSTRATIVE EXPENSES FOR CONVERSION OF PREFERRED SHARES TO COMMON.
(2) ADJUSTED FOR $5MM OF EXPENSES RELATED TO LOEWS NEGOTIATIONS.

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RECAPITALIZATION
POTENTIAL SHARE PRICE IMPACT FOR 3.75X LEVERAGE

                              IMPLIED SHARE PRICES

                                                       LTM EBITDA MULTIPLE
                                       ----------------------------------------------------
                                        5.5 X      6.0 X      6.5 X      7.0 X      7.5 X
                                       ----------------------------------------------------
IMPLIED SHARE PRICE (EX-DIVIDEND)      $   6.09   $   7.80   $   9.51   $  11.21   $  12.92

IMPLIED SHARE PRICE (INCL.-DIVIDEND)   $  13.01   $  14.71   $  16.42   $  18.12   $  19.83

IMPLIED SHARE PRICE (INCLUDING DIVIDEND) SENSITIVITY TO PUBLIC INVESTORS' ANNUAL
                   RATE OF RETURN AND FUTURE TRADING MULTIPLE

                                       ANNUAL RATE OF RETURN FOR INVESTORS
                                       ------------------------------------
                                          10.0%        15.0%        20.0%
                                       ------------------------------------
                       2007     5.5 X  $    16.64   $    15.55   $    14.62

             EBITDA TRADING     6.5 X  $    19.55   $    18.09   $    16.86

                   MULTIPLE     7.5 X  $    22.46   $    20.64   $    19.11

NOTE: AMC PROJECTIONS PER AMC MANAGEMENT PLAN AS OF MAY 2004. A $552MM SPECIAL
  DIVIDEND IMPLIES A $6.91 SPECIAL DIVIDEND PER SHARE FOR 80MM FULLY DILUTED SHARES OUTSTANDING. AMC LTM EBITDA AS OF JUNE 30, 2004 OF $272MM.

[GOLDMAN SACHS LOGO]

RECAPITALIZATION WITH PRIVATE EQUITY INVESTMENT
SOURCES AND USES AND CAPITALIZATION FOR $384MM PRIVATE EQUITY INVESTMENT AND $562MM SHARE REPURCHASE AT $19 / SHARE

($ IN MILLIONS)

TOTAL SOURCES

NEW 1ST LIEN BANK FACILITIES                                                  $      0
--------------------------------------------------------------------------------------
NEW OPCO SR. SUB. NOTES AT 9.50%                                                   282
--------------------------------------------------------------------------------------
Cash from AMC Balance Sheet                                                        355
--------------------------------------------------------------------------------------
New Convertible Preferred (3.00% PIK Dividend at $19.00 Conversion Price)          384
--------------------------------------------------------------------------------------
TOTAL SOURCES                                                                 $  1,021
--------------------------------------------------------------------------------------

TOTAL USES

Tender for AMC shares at $19.00 per share                                     $    562
--------------------------------------------------------------------------------------
Purchase of Apollo Shares                                                          384
--------------------------------------------------------------------------------------
Transaction Expenses (Illustrative)(1)                                              75
--------------------------------------------------------------------------------------
TOTAL USES                                                                    $  1,021
--------------------------------------------------------------------------------------

                                              PRO FORMA FOR
                                             RECAPITALIZATION   DEBT / EBITDA
-------------------------------------------------------------------------------
TOTAL SECURED DEBT                           $             61            0.22 X
-------------------------------------------------------------------------------
Existing Senior Subordinated Notes                        686            2.75 X
-------------------------------------------------------------------------------
NEW OPCO SR. SUB. NOTES AT 9.50%                          282            3.79 X
-------------------------------------------------------------------------------
TOTAL DEBT                                   $          1,029            3.79 X
-------------------------------------------------------------------------------
TOTAL DEBT + PREFERRED                       $          1,796            6.61 X

FULLY DILUTED OWNERSHIP
---------------------------------------------------------------
AMC PUBLIC OWNERSHIP (INCL. CLASS B)                     20.0%
APOLLO OWNERSHIP                                         40.0%
NEW PRIVATE EQUITY INVESTOR OWNERSHIP                    40.0%
---------------------------------------------------------------

LTM EBITDA (at June 30, 2004)(2)             $            272
---------------------------------------------------------------
LTM EBITDA / Interest                                     2.9 X

VALUATION ANALYSIS AND ASSUMPTIONS ARE NOT INTENDED TO REFLECT ACTUAL PRICES. THEY SERVE THE PURPOSE ONLY OF ILLUSTRATING THE FINANCIAL IMPACT AND MECHANICS OF THE TRANSACTION.
SOURCE: AMC PROJECTIONS PER AMC MANAGEMENT PLAN AS OF MAY 2004.

(1) INCLUDES ADVISORY AND FINANCING FEES AND ASSUMED ILLUSTRATIVE EXPENSES FOR CONVERSION OF PREFERRED SHARES TO NEW PREFERRED SHARES.
(2) ADJUSTED FOR $5MM OF EXPENSES RELATED TO LOEWS NEGOTIATIONS.

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RECAPITALIZATION WITH PRIVATE EQUITY INVESTMENT
SHARE PRICE IMPACT FOR $384MM PRIVATE EQUITY CONVERTIBLE PREFERRED INVESTMENT

          IMPLIED SHARE PRICE: SENSITIVITY TO EBITDA MULTIPLE VALUATION

                                                  LTM (6.30.04) EBITDA MULTIPLE
                                       ----------------------------------------------------
                                        5.5 X      6.0 X      6.5 X      7.0 X      7.5 X
                                       ----------------------------------------------------
IMPLIED SHARE PRICE                          NM         NM         NM   $  11.51   $  20.19

IMPLIED SHARE PRICE SENSITIVITY TO REQUIRED PUBLIC EQUITY INVESTORS' ANNUAL RATE
                      OF RETURN AND FUTURE TRADING MULTIPLE

                                       ANNUAL RATE OF RETURN FOR INVESTORS
                                       ------------------------------------
                                         10.0%        15.0%        20.0%
                                       ------------------------------------
                       2007     5.5 X  $     6.28   $     5.50   $     4.84
             EBITDA TRADING     6.5 X  $    18.35   $    16.06   $    14.13
                   MULTIPLE     7.5 X  $    22.95   $    20.09   $    17.68

NOTE: AMC PROJECTIONS PER AMC MANAGEMENT PLAN AS OF MAY 2004. VALUATION ANALYSIS AND ASSUMPTIONS ARE NOT INTENDED TO REFLECT ACTUAL PRICES OR WHERE THE SHARES WILL ACTUALLY TRADE. THEY SERVE THE PURPOSE ONLY OF ILLUSTRATING THE FINANCIAL IMPACT AND MECHANICS OF THE TRANSACTION. SENSITIVITY TO INVESTMENT PRICE ANALYSIS ASSUMES AMC MANAGEMENT PROJECTIONS WITH 6.4% EBITDA CAGR FROM FY 2005-FY 2009.

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RECAPITALIZATION WITH PRIVATE EQUITY INVESTMENT
ANNUAL RATE OF RETURNS FOR $384MM PRIVATE EQUITY CONVERTIBLE PREFERRED
INVESTMENT

 NEW PRIVATE EQUITY INVESTOR'S ANNUAL RATE OF RETURN: SENSITIVITY TO INVESTMENT
                        PRICE AND FUTURE TRADING MULTIPLE

                                              PRIVATE EQUITY INVESTMENT COST / SHARE
                                       ----------------------------------------------------
                                       $  15.00   $  17.00   $  19.00   $  21.00   $  23.00
                                       ----------------------------------------------------
                       2009     5.5 X      16.6%      12.6%       9.0%       5.7%       2.6%

             EBITDA TRADING     6.5 X      21.4%      17.5%      13.9%      10.7%       7.7%

                   MULTIPLE     7.5 X      25.5%      21.6%      18.1%      14.9%      12.0%

NOTE: AMC PROJECTIONS PER AMC MANAGEMENT PLAN AS OF MAY 2004.
VALUATION ANALYSIS AND ASSUMPTIONS ARE NOT INTENDED TO REFLECT ACTUAL PRICES OR WHERE THE SHARES WILL ACTUALLY TRADE. THEY SERVE THE PURPOSE ONLY OF ILLUSTRATING THE FINANCIAL IMPACT AND MECHANICS OF THE TRANSACTION.

SENSITIVITY TO INVESTMENT PRICE ANALYSIS ASSUMES AMC MANAGEMENT PROJECTIONS WITH 6.4% EBITDA CAGR FROM FY 2005-FY 2009.

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SALE OF COMPANY
SOURCES AND USES AND PRO FORMA CAPITALIZATION FOR AMC SALE

($ IN MILLIONS)

                          CASH SALE AT $20.00 PER SHARE
-------------------------------------------------------------------------------------
         TOTAL SOURCES                                 TOTAL USES
--------------------------------     ------------------------------------------------
NEW TERM LOAN B         $      0     Equity Purchased(1)                     $  1,699
--------------------------------     ------------------------------------------------
NEW NOTES(2)               1,230     Retiring AMC Bonds                           686
--------------------------------     ------------------------------------------------
NEW PRIVATE EQUITY(1)        875     Cash from AMC Balance Sheet                 (355)
--------------------------------     ------------------------------------------------
                                     Transaction Expenses (Illustrative)(3)        75
--------------------------------     ------------------------------------------------
TOTAL SOURCES           $  2,105     TOTAL USES                              $  2,105
--------------------------------     ------------------------------------------------

                                         PRO FORMA         DEBT / LTM EBITDA
                                      -----------------    -----------------
Capital Leases                                     61                   0.22 X
------------------------------------------------------------------------------
NEW TERM LOAN B AT LIBOR + 325 BPS                  0                   0.22 X
------------------------------------------------------------------------------
TOTAL BANK DEBT AND CAPITAL LEASES    $            61                   0.22 X
------------------------------------------------------------------------------

Existing Senior Subordinated Notes                  0                   0.22 X
------------------------------------------------------------------------------
NEW NOTES(2)                                    1,230                   4.75 X
------------------------------------------------------------------------------
TOTAL DEBT                            $         1,291                   4.75 X
------------------------------------------------------------------------------

Shareholders' Equity (Market Value)               875
-------------------------------------------------------
TOTAL CAPITALIZATION                  $         2,166
-------------------------------------------------------
Equity as % of Total Capitalization                40%
-------------------------------------------------------

LTM EBITDA (6.30.04)(4)               $           272
-------------------------------------------------------
LTM EBITDA / Interest                             2.3 X

VALUATION ANALYSIS AND ASSUMPTIONS ARE NOT INTENDED TO REFLECT ACTUAL PRICES. THEY SERVE THE PURPOSE ONLY OF ILLUSTRATING THE FINANCIAL IMPACT AND MECHANICS OF THE TRANSACTION.
SOURCE: AMC PROJECTIONS PER AMC MANAGEMENT PLAN AS OF MAY 2004.
(1) EVERY INCREMENTAL $1.00 PER SHARE INCREASES THE CONSIDERATION FOR AMC'S EQUITY BY $84.9MM FUNDED WITH ADDITIONAL PRIVATE EQUITY. SHARE COUNT INCLUDES 4.8MM SHARES FROM PREFERREDS SETTLEMENT.
(2) INCLUDES $615.2MM OF SENIOR SECURED NOTES DUE 2010 AT 8.50% AND $615.2MM OF SENIOR SUBORDINATED NOTES DUE 2015 AT 9.50%.
(3) INCLUDES ADVISORY AND FINANCING FEES AND ASSUMED EXPENSES FOR SETTLEMENT OF PREFERREDS.
(4) ADJUSTED FOR $5MM OF EXPENSES RELATED TO LOEWS NEGOTIATIONS.

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SALE OF COMPANY
ANNUAL RATES OF RETURNS FOR AMC SALE

              NEW PRIVATE EQUITY INVESTOR'S ANNUAL RATE OF RETURNS:
           SENSITIVITY TO INVESTMENT PRICE AND FUTURE TRADING MULTIPLE

                                           PRIVATE EQUITY INVESTMENT COST / SHARE
                                ------------------------------------------------------------
                                   $ 16.00      $ 18.00     $ 20.00     $ 22.00      $ 24.00
                                ------------------------------------------------------------
          2009         5.5 X         15.8%        9.6%        5.0%        1.3%        (1.7%)

EBITDA TRADING         6.5 X         22.4%       15.8%       10.9%        7.1%         3.9%

      MULTIPLE         7.5 X         27.8%       20.9%       15.8%       11.8%         8.5%


NOTE: AMC PROJECTIONS PER AMC MANAGEMENT PLAN AS OF MAY 2004.

VALUATION ANALYSIS AND ASSUMPTIONS ARE NOT INTENDED TO REFLECT ACTUAL PRICES OR WHERE THE SHARES WILL ACTUALLY TRADE. THEY SERVE THE PURPOSE ONLY OF ILLUSTRATING THE FINANCIAL IMPACT AND MECHANICS OF THE TRANSACTION.

SENSITIVITY TO INVESTMENT PRICE ANALYSIS ASSUMES AMC MANAGEMENT PROJECTIONS WITH 6.4% EBITDA CAGR FROM FY 2005-FY 2009. PRIVATE EQUITY INVESTOR RETURNS DO NOT INCLUDE EQUITY DILUTION FROM MANAGEMENT EQUITY.

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MERGER WITH ANOTHER INDUSTRY PLAYER
KEY CONSIDERATIONS FOR A MERGER WITH ANOTHER INDUSTRY PLAYER

- The three most logical players to consider, based on their financial structure and ownership, would be:

                                      REGAL                CINEMARK                  LOEWS
      ---------------------------------------------------------------------------------------------
      Equity Market Cap ($mm)         $3,555               Private                  Private
      ---------------------------------------------------------------------------------------------
      LTM EBITDA Multiple              8.0X                 7.5X (1)            In sale process
      ---------------------------------------------------------------------------------------------
      Debt / LTM EBITDA               3.6X (2)               4.8X               In sale process
      ---------------------------------------------------------------------------------------------
      Owners                         Anschutz        Lee Roy Mitchell and      Onex and Oaktree
                                   and Oaktree         Madison Dearborn        (in sale process)
                                                           Partners

- Business logic
  - Loews: Combined strength in urban footprints
  - Cinemark: Complementary urban and suburban footprints
  - Regal: Would create the clear market leader, with balance between urban and suburban locations

- Risk of consummation considerations
  - Anti-trust risk
  - Corporate governance

- Ability to pay considerations
  - Leverage ratios and credit rating
  - Public equity currency and valuation

(1) LTM EBITDA MULTIPLE FOR CINEMARK ESTIMATED AS THE ACQUISITION MULTIPLE PAID BY MADISON DEARBORN PARTNERS.
(2) PRO FORMA FOR SPECIAL DIVIDEND TO BE PAID.

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IMPLIED PREMIA AND MULTIPLES AT VARIOUS PRICES

($ IN MILLIONS)

                                                                TRANSACTION SHARE PRICE
                             ---------------------------------------------------------------------------------------------
                                          $   15.00    $   16.00     $   17.00     $   18.00    $   19.00    $   20.00
                             ---------------------------------------------------------------------------------------------
Current Share Price at
   05/20/04                               $   14.70    $   14.70     $   14.70     $   14.70    $   14.70    $   14.70

% Premium to Current Share
   Price                                        2.0%         8.8%         15.6%         22.4%        29.3%        36.1%

PREMIUM TO SHARE PRICES(1)
  52 week high               $   16.70        (10.2%)        (4.2%)         1.8%         7.8%        13.8%        19.8%
  52 week average            $   13.62         10.1%         17.5%         24.8%        32.2%        39.5%        46.8%
  52 week low                $    9.95         50.8%         60.8%         70.9%        80.9%        91.0%       101.0%

  Three year high            $   16.70        (10.2%)        (4.2%)         1.8%         7.8%        13.8%        19.8%
  Three year average         $   11.62         29.1%         37.7%         46.3%        54.9%        63.5%        72.1%
  Three year low             $    6.11        145.5%        161.9%        178.2%       194.6%       211.0%       227.3%

  Three month average        $   15.35         (2.3%)         4.2%         10.7%        17.3%        23.8%        30.3%
  Six month average          $   15.24         (1.6%)         5.0%         11.5%        18.1%        24.7%        31.2%
--------------------------------------------------------------------------------------------------------------------------
AMC Enterpris Value (2)                   $ 1,652.7    $ 1,738.0     $ 1,823.3     $ 1,908.9    $ 1,994.7    $ 2,080.7
--------------------------------------------------------------------------------------------------------------------------

EBITDA
  LTM 3.31.04                $   247.4          6.7x          7.0x          7.4x         7.7x         8.1x         8.4x
  CY 2004                    $   268.1          6.2x          6.5x          6.8x         7.1x         7.4x         7.8x

                                                           TRANSACTION SHARE PRICE
                                          ----------------------------------------------------------------
                                          $   21.00       $   22.00    $   23.00    $   24.00    $   25.00
                                          ----------------------------------------------------------------
Current Share Price at
   05/20/04                               $   14.70       $   14.70    $   14.70    $   14.70    $   14.70

% Premium to Current Share
   Price                                       42.9%           49.7%        56.5%        63.3%        70.1%

PREMIUM TO SHARE PRICES(1)
  52 week high                                 25.7%           31.7%        37.7%        43.7%        49.7%
  52 week average                              54.2%           61.5%        68.9%        76.2%        83.6%
  52 week low                                 111.1%          121.1%       131.2%       141.2%       151.3%

  Three year high                              25.7%           31.7%        37.7%        43.7%        49.7%
  Three year average                           80.7%           89.3%        97.9%       106.5%       115.1%
  Three year low                              243.7%          260.1%       276.4%       292.8%       309.2%

  Three month average                          36.8%           43.3%        49.8%        56.4%        62.9%
  Six month average                            37.8%           44.4%        50.9%        57.5%        64.0%
----------------------------------------------------------------------------------------------------------
AMC Enterpris Value(2)                    $ 2,166.7       $ 2,252.6    $ 2,338.6    $ 2,424.6    $ 2,510.6
----------------------------------------------------------------------------------------------------------

EBITDA
  LTM 3.31.04                                   8.8x            9.1x         9.5x         9.8x       10.1 x
  CY 2004                                       8.1x            8.4x         8.7x         9.0x        9.4 x

SOURCE: AMC PROJECTIONS PER AMC MANAGEMENT PLAN AS OF MAY 13, 2004. VALUATION ANALYSIS AND ASSUMPTIONS ARE NOT INTENDED TO REFLECT ACTUAL PRICES OR WHERE THE SHARES WILL ACTUALLY TRADE. THEY SERVE THE PURPOSE ONLY OF ILLUSTRATING THE FINANCIAL IMPACT AND MECHANICS OF THE TRANSACTION.

(1) BASED ON HISTORICAL CLOSING PRICES.
(2) PREFERRED SHARE COUNT INCLUDES PIK DIVIDENDS THROUGH APRIL 19, 2004 - THE END OF THE MANDATORY PIK DIVIDEND PERIOD. ASSUMES AMC CHOOSES TO PAY FUTURE DIVIDENDS IN CASH. SHARE COUNT INCLUDES 4.8MM SHARES ISSUED TO PREFERRED HOLDERS IN CHANGE OF CONTROL.

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[GOLDMAN SACHS LOGO]

COMPARISON OF SELECTED US PRECEDENT TRANSACTIONS
($ IN MILLIONS)

ANNOUNCEMENT                                                                                   ENTERPRISE VALUE/
DATE              ACQUIROR                   TARGET                    ENTERPRISE VALUE           LTM EBITDA
------------------------------------------------------------------------------------------------------------------
                        US TRANSACTIONS - SINCE 2000
----------------------------------------------------------------
12-Mar-04         Madison Dearborn           Cinemark                          $  1,561              7.5 X
------------------------------------------------------------------------------------------------------------------
4-Feb-03          Regal Cinemas              Hoyts                             $    223              5.2 X
------------------------------------------------------------------------------------------------------------------
29-Jan-02         AMC Entertainment          Gulf State Theatres               $     45              5.5 X
------------------------------------------------------------------------------------------------------------------
12-Jul-01         AMC Entertainment          General Cinemas                   $    185              5.0 X
------------------------------------------------------------------------------------------------------------------
30-Oct-01         Anschutz, Oaktree          Regal Cinemas                           NA                -
------------------------------------------------------------------------------------------------------------------
5-Oct-01          Anschutz                   Edwards                           $    305                -
------------------------------------------------------------------------------------------------------------------
20-Apr-01         Apollo                     AMC                               $    923              6.3 X
------------------------------------------------------------------------------------------------------------------
15-Feb-01         Oaktree, Onex              Loews Cineplex                    $    850              6.6 X
------------------------------------------------------------------------------------------------------------------
9-Jun-00          Anschutz                   UA                                $    380                -
------------------------------------------------------------------------------------------------------------------

                                                                  ------------------------------------------------
                                                                  HIGH         $  1,561              7.5 X
                                                                  LOW          $     45              5.0 X
                                                                  ------------------------------------------------
                       US TRANSACTIONS - BEFORE 2000
----------------------------------------------------------------
23-Dec-99         Time Warner                Mann Theatres                     $     91                -
------------------------------------------------------------------------------------------------------------------
23-Nov-98         GS PIA                     Carmike                           $    621              7.4 X
------------------------------------------------------------------------------------------------------------------
19-Jan-98         Hicks Muse, KKR            Regal Cinemas                     $  1,443             13.2 X
------------------------------------------------------------------------------------------------------------------
24-Nov-97         WestStar Holdings          Cinamerica Theatres               $    165              8.0 X
------------------------------------------------------------------------------------------------------------------
10-Sep-97         KKR                        Act III Theatres                  $    665             11.4 X
------------------------------------------------------------------------------------------------------------------
6-Nov-97          Regal Cinemas              Cobb Theatres                     $    200             11.9 X
------------------------------------------------------------------------------------------------------------------

                                                                  ------------------------------------------------
                                                                  HIGH         $  1,443             13.2 X
                                                                  LOW          $     91              7.4 X
                                                                  ------------------------------------------------


SOURCE: SDC, NEWS ARTICLES, AND CORPORATE DOCUMENTS

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APPENDIX A: SUPPLEMENTAL INFORMATION

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COMPARISON OF SELECTED THEATER EXHIBITORS

($ IN MILLIONS EXCEPT PER SHARE DATA)

                                                                                             EBITDA MULTIPLE
                 PRICE $      % OF 52-      EQUITY                            ENTERPRISE  ----------------------      DEBT /
  NAME   NOTE  (05/20/04)     WK HIGH       VALUE   DEBT     CASH   NET DEBT     VALUE       LTM         CY2004    2003 EBITDA
------------------------------------------------------------------------------------------------------------------------------
AMC       (1)    $ 14.70        88.0%      $ 1,177  $ 747    $ 365    $ 382     $ 1,559         6.3 X      6.3 X     2.9 X
------------------------------------------------------------------------------------------------------------------------------
                          DILUTED SHARES:       80                                            $ 247.4    $ 248.9
------------------------------------------------------------------------------------------------------------------------------
                                   MARGIN                                                       13.9%      13.6%
------------------------------------------------------------------------------------------------------------------------------
CARMIKE   (2)      36.87        94.6%          487    303       27      276         763         7.3 X      7.4 X     3.1 X
------------------------------------------------------------------------------------------------------------------------------
                          DILUTED SHARES:       13                                            $ 104.2    $ 102.8
------------------------------------------------------------------------------------------------------------------------------
                                   MARGIN                                                       20.6%      20.0%
------------------------------------------------------------------------------------------------------------------------------
REGAL     (3)      21.71        91.5%        3,555    980      286      697       4,253         8.0 X      7.5 X     1.8 X
------------------------------------------------------------------------------------------------------------------------------
                          DILUTED SHARES:      164                                            $ 533.6    $ 570.6
------------------------------------------------------------------------------------------------------------------------------
                                   MARGIN                                                       21.3%      21.5%

NOTE: RGC PROJECTIONS PER WALL STREET RESEARCH; CKEC PROJECTIONS: PER GS RESEARCH. AEN PROJECTIONS PER WALL STREET RESEARCH.

  (1) SHARE COUNT REFLECTS COMMON-EQUIVALENT TREATMENT OF APOLLO PREFERRED AND CLASS B. NET DEBT PROJECTED FOR 6.30.2004 PER COMPANY GUIDANCE.

  (2) PRO FORMA FOR OFFERINGS. DILUTED SHARES OUTSTANDING INCLUDES FUTURE SHARES TO BE DELIVERED TO MANAGEMENT.

  (3) $240.0MM CONVERTIBLE WITH STRIKE PRICE OF $21.18 TREATED AS EQUITY.

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[CHART]

STOCK PRICE PERFORMANCE OF PUBLIC EXHIBITORS
SINCE REGAL IPO

[PLOT POINTS TO COME]

SOURCE: FACTSET
NOTE: MEDIA COMPOSITE INCLUDES TIME WARNER, DISNEY, FOX AND VIACOM

[GOLDMAN SACHS LOGO]

[CHART]

AMC DEBT TRADING PERFORMANCE
TWO YEAR TRADING GRAPHS

[PLOT POINTS TO COME]

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AMC OWNERSHIP

                                                                         EXISTING CAPITAL STRUCTURE
                                            ---------------------------------------------------------------------------------------
                                                         SHARES                    VOTE (NON-CONVERTED)  VOTE (PREFERRED CONVERTED)
                                            -----------------------------------   ---------------------- --------------------------
                                              AMOUNT     PERCENT     % DILUTED      AMOUNT     PERCENT       AMOUNT      PERCENT
                                            ----------  ----------   ----------   ----------  ----------   ----------  ----------
PREFERRED (AS OF APRIL 19, 2004)
  Apollo                                         38.00        47.7%        47.6%           -         0.0%       38.00        35.5%
  AP Entertainment (Controlled by Apollo)         2.22         2.8%         2.8%           -         0.0%        2.22         2.1%
  Sandler                                         2.53         3.2%         3.2%           -         0.0%        2.53         2.4%
                                            ----------  ----------   ----------   ----------  ----------   ----------  ----------
  Total Preferred                                42.74        53.6%        53.5%           -         0.0%       42.74        39.9%

COMMON
  Public                                         29.31        36.8%        36.7%       29.31        45.5%       29.31        27.4%
  Sandler                                         1.89         2.4%         2.4%        1.89         2.9%        1.89         1.8%
  Apollo                                          0.17         0.2%         0.2%        0.17         0.3%        0.17         0.2%
  Onex                                            2.52         3.2%         3.2%        2.52         3.9%        2.52         2.4%
                                            ----------  ----------   ----------   ----------  ----------   ----------  ----------
  Total Common                                   33.89        42.5%        42.4%       33.89        52.6%       33.89        31.6%

CLASS B
  Trust                                           3.05         3.8%         3.8%       30.52        47.4%       30.52        28.5%
                                            ----------  ----------   ----------   ----------  ----------   ----------  ----------

TOTAL AMC                                        79.68       100.0%        99.7%       64.40       100.0%      107.14       100.0%
Options Dilution Shares @ $14.70 per share        0.21                      0.3%
TOTAL AMC FULLY DILUTED                          79.89                    100.0%

----------------------------------------------------------------------------------------------------------------------------------
TOTAL APOLLO CONTROLLED SHARES                   40.38        50.7%        50.5%        0.17         0.3%       40.38        37.7%
----------------------------------------------------------------------------------------------------------------------------------

SOURCE: AMC MANAGEMENT